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                                                                     Exhibit 8.2


                                                May 12, 1997


First USA, Inc.
1601 Elm Street
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel to First USA, Inc., a Delaware corporation ("First USA"), in connection with the contemplated merger (the "Merger") of First USA with and into BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), pursuant to the Agreement and Plan of Merger, dated as of January 19, 1997, as amended as of April 23, 1997, by and between BANC ONE and First USA (the "Merger Agreement").(1) The delivery by Skadden, Arps, Slate, Meagher & Flom LLP of an opinion as of the Effective Time, in substantially the form hereof, is a condition to the obligation of First USA to consummate the Merger pursuant to Section 7.1(f) of the Merger Agreement.

        In rendering our opinion, we have examined the Merger Agreement, the Joint Proxy Statement-Prospectus which is included in the Registration Statement on Form S-4 (the "Registration Statement") filed on May 12, 1997 with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), and such other documents as we deemed relevant for purposes of this opinion.

        In rendering our opinion, we have relied, with the consent of First USA and BANC ONE, upon the accuracy and completeness of the information, statements and representations (which we have neither investigated nor verified) contained in the respective certificates of the officers of First USA and BANC ONE dated as of the date hereof (the "Tax Certificates"), and have assumed that the Tax Certificates will be complete and accurate, and

----------------
(1) Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Merger Agreement.
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First USA, Inc.
May 12, 1997
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will be re-executed by appropriate officers of First USA and BANC ONE, as of the Effective Time.

        In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time. We have also assumed that the Registration Statement reflects all the material facts relating to the Merger, First USA and BANC ONE. Our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations. Any material changes in the facts referred to, set forth or assumed herein, in the Registration Statement or in the Tax Certificates may affect the conclusions stated herein.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the Merger will qualify as a statutory merger under the laws of the States of Delaware and Ohio.

        In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

        Based solely upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "The Merger -- Certain Federal Income

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First USA, Inc.
May 12, 1997
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Tax Consequences" represents our opinion as to the material federal income tax consequences of the Merger.

        Except as expressly set forth above, we express no other opinion. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that we consent to the filing of this opinion as Exhibit 8.2 of the Registration Statement and to the reference to this opinion under the caption "Summary -- Certain Federal Income Tax Consequences", under the caption "The Merger -- Certain Federal Income Tax Consequences" and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Very truly yours,




                                        /s/ Skadden, Arps, Slate, Meagher
                                                   & Flom LLP